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                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
PathoGenesis Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-05095, 333-45571, 333-61183 and 333-63679) on Form S-8 of PathoGenesis
Corporation of our reports dated January 25, 1999, except as to note 11 which is as of March 29, 1999, relating to the consolidated balance sheets of PathoGenesis Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the consolidated financial statement schedule for the year ended December 31, 1998, which reports appear in the December 31, 1998 annual report on Form 10-K of Pathogenesis Corporation.


                                              KPMG LLP


Seattle, Washington
March 30, 1999